Exhibit 12.2

Certification

Pursuant to Rule 13a-14(a) of the Exchange Act

I, Pei Xu, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Zhongchao Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 15, 2026

By:	/s/ Pei Xu
Name:	Pei Xu
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)